Exhibit 99.1

PROG Holdings Reports First Quarter 2026 Results
•Consolidated revenues from continuing operations of $742.7 million, up 11.1%; Net earnings from continuing operations of $36.2 million
•Adjusted EBITDA from continuing operations of $90.3 million, up 29.2%
•Diluted EPS from continuing operations of $0.89; Non-GAAP Diluted EPS from continuing operations of $1.24, up 37.8%
•Consolidated GMV of $805.6 million, up 54.4%
•$210 million of net recourse debt reduction since the acquisition of Purchasing Power, resulting in net leverage ratio of 2.0

SALT LAKE CITY, April 29, 2026 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Purchasing Power, Four Technologies and MoneyApp, today announced financial results for the first quarter ended March 31, 2026, which includes the results of Purchasing Power since January 2, 2026, the date the Company acquired Purchasing Power.
"We delivered a strong start to 2026, with first quarter results exceeding the high end of our outlook for earnings, and non-GAAP EPS," said PROG Holdings President and CEO Steve Michaels. "This performance reflects disciplined execution across the organization and the benefits of our diversified model, with improving trends at Progressive Leasing, continued triple-digit growth and strong economics at Four, and growth at Purchasing Power. Importantly, Progressive Leasing returned to year-over-year GMV growth as we exited the quarter, reflecting the progress we've made on our initiatives and the lapping of prior headwinds. We also meaningfully improved the balance sheet, reducing our net leverage ratio to two times as we prioritized debt reduction following the Purchasing Power acquisition."
"We saw continued momentum in our ecosystem with increasing engagement across products, which is driving higher customer lifetime value and improving acquisition efficiency. As our ecosystem scales, we are able to drive more efficient growth through cross-product connectivity."
"Based on our strong first quarter and the momentum we are seeing in the business, we have increased our full-year 2026 outlook, providing a positive start towards the three-year 2028 compound annual growth targets we outlined at our Investor Day. These targets, inclusive of Purchasing Power on a pro forma 2025 basis, are to grow consolidated GMV 20% to 25%, revenue 5% to 8%, Adjusted EBITDA 13% to 16%, and non-GAAP EPS 17% to 20%. Despite a challenging macro environment, our model is performing as designed, and we remain focused on executing our Grow, Enhance, and Expand strategy that we believe will deliver durable, profitable growth and long-term shareholder value," concluded Michaels.
Consolidated Results
Consolidated revenues for the first quarter of 2026 were $742.7 million, an increase of 11.1% from the same period in 2025.
Consolidated net earnings from continuing operations for the quarter were $36.2 million, compared with $34.6 million in the prior year period. The effective income tax rate was 23.9% in the first quarter of 2026, compared to 26.8% in the same period in the prior year. Adjusted EBITDA from continuing operations for the quarter was $90.3 million, or 12.2% of revenues, compared with $69.9 million, or 10.5% of revenues for the same period in 2025.
Diluted earnings per share from continuing operations for the first quarter of 2026 were $0.89, compared with $0.83 in the year ago period. On a non-GAAP basis, diluted earnings per share from continuing operations were up 37.8% at $1.24 in the first quarter of 2026, compared with $0.90 for the same period in 2025.
Progressive Leasing Results
Progressive Leasing's first quarter GMV of $393.0 million was down 2.2% compared to the same period in 2025. Revenues were $596.9 million, down 8.4% from the prior year. The provision for lease merchandise write-offs for the quarter was 7.3% of leasing revenues, approximately flat from the prior year, and within the Company's 6-8% targeted annual range. Earnings before taxes for the first quarter of 2026 were $52.0 million, up 6.9% from the first quarter of 2025. Adjusted EBITDA was $76.7 million, up 14.1% from the first quarter of 2025.
Four Results
Four's GMV for the first quarter of 2026 was $280.0 million, an increase of 133.6% compared to the same period in the prior year. Revenues were $35.0 million, up 142.3% from the year ago period. Four's earnings before taxes for the first quarter of 2026 were $11.4 million, up 478.2% from the first quarter of 2025. Adjusted EBITDA was $12.9 million, up 201.0% from the first quarter of 2025.

Purchasing Power Results
The Company acquired Purchasing Power on January 2, 2026. Accordingly, results for the first quarter 2026 reflect activity since the acquisition date. Purchasing Power's GMV, which is defined as the total value of merchandise and services purchased and delivered to customers through its platform, was $132.7 million, up 10.3% from the first quarter of 2025 on a standalone basis. Revenues were $107.1 million in the first quarter of 2026. Loss before taxes was $7.5 million and adjusted EBITDA was $0.8 million for the first quarter of 2026.
Liquidity and Capital Allocation
PROG Holdings ended the first quarter of 2026 with cash of $69.4 million and gross debt of $943.7 million. During the quarter, the Company incurred a total of $260.0 million of new corporate debt related to the acquisition of Purchasing Power on January 2, 2026, and $338.6 million of non-recourse funding debt for Purchasing Power remained in place immediately following the acquisition. Since the acquisition of Purchasing Power, the Company has reduced debt by $254.9 million. The Company did not repurchase any shares during the first quarter and maintains $309.6 million of repurchase capacity under its $500 million share repurchase program. Additionally, the Company paid a quarterly cash dividend of $0.14 per share.
2026 Outlook
Due to the strong start to the year and the momentum in the business, the Company is increasing its full year 2026 outlook for revenue and earnings as well as providing guidance for the second quarter of 2026. This outlook assumes an operating environment with no change in the current financial pressures and uncertainties for our customer, no material changes in the Company's decisioning posture, no meaningful increase in unemployment rates for our consumer base, an effective tax rate for non-GAAP EPS of approximately 26% and no impact from additional share purchases.

	Revised 2026 outlook		Previous 2026 outlook
(In thousands, except per share amounts)	Low	High	Low	High

PROG Holdings - Total revenues from continuing operations	$3,000,000	$3,100,000	$2,950,000	$3,070,000
PROG Holdings - Net earnings from continuing operations	150,500	166,000	132,000	155,000
PROG Holdings - Adjusted EBITDA from continuing operations	343,000	370,000	320,000	350,000
PROG Holdings - Diluted EPS from continuing operations	3.68	4.06	3.34	3.79
PROG Holdings - Diluted non-GAAP EPS from continuing operations	4.40	4.80	4.00	4.45

Progressive Leasing - Total revenues	2,227,500	2,285,000	2,202,500	2,253,000
Progressive Leasing - Earnings before taxes	191,000	198,500	182,000	193,000
Progressive Leasing - Adjusted EBITDA	269,500	279,500	254,000	266,000

Purchasing Power - Total revenues	620,000	640,000	610,000	660,000
Purchasing Power - Earnings before taxes	14,500	22,000	13,000	22,000
Purchasing Power - Adjusted EBITDA	50,000	60,000	50,000	60,000

Four - Total revenues	140,000	157,000	125,000	140,000
Four - Earnings before taxes	16,500	20,500	7,500	11,000
Four - Adjusted EBITDA	25,000	29,000	17,500	22,500

Other - Total revenues	12,500	18,000	12,500	17,000
Other - Loss before taxes	(14,500)	(12,000)	(14,500)	(12,000)
Other - Adjusted EBITDA	(1,500)	1,500	(1,500)	1,500

	Three months ended June 30, 2026 outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total revenues from continuing operations	$700,000	$725,000
PROG Holdings - Net earnings from continuing operations	29,000	38,000
PROG Holdings - Adjusted EBITDA from continuing operations	72,000	82,000
PROG Holdings - Diluted EPS from continuing operations	0.74	0.93
PROG Holdings - Diluted non-GAAP EPS from continuing operations	0.85	1.05

Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, April 29, 2026, at 8:30 A.M. ET to discuss its financial results for the first quarter of 2026. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides inclusive, transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions; Purchasing Power, a voluntary employee benefit program provider, allowing employees to purchase brand-name products and services through either automatic payroll deductions or allotments; Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four; and MoneyApp, a mobile application that offers customers interest-free cash advances. More information on PROG Holdings and its companies can be found at https://investor.progholdings.com/.
Forward-Looking Statements:
Statements, estimates and projections in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "continued," "outlook," "targets," "believe," "guidance," and similar forward-looking terminology. These risks and uncertainties include (i) continued volatility and challenges in the macroeconomic environment, including due to the war in Iran and related geopolitical disruptions and increases in fuel and other prices, and their impact on: (a) consumer confidence and customer demand for the merchandise that our retail partners and Purchasing Power sell, in particular consumer durables, such as home appliances, electronics and furniture; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the Company; and (c) our overall financial performance and outlook; (ii) the impact of the uncertain macroeconomic environment on our proprietary algorithms and decisioning tools that we use to approve customers such that they are no longer indicative of our customers’ ability to perform, which in turn may limit the ability of our businesses to manage risk, avoid lease and loan charge-offs and may result in insufficient reserves to cover actual losses; (iii) a large percentage of Progressive Leasing's revenue being concentrated with several key retail partners, and the loss of any of these retail partner relationships materially and adversely affecting several aspects of our performance; (iv) Progressive Leasing being unable to attract additional retail partners and retain and grow its relationships with its existing retail partners, and/or Purchasing Power being unable to attract additional employer-clients and retain and grow its relationships with its existing clients, resulting in several aspects of our performance being materially and adversely affected; (v) our businesses being unable to attract new consumers and retain and grow their relationships with their existing customers materially and adversely affecting several aspects of our performance; (vi) Four’s and Purchasing Power's business models differing significantly from Progressive Leasing’s lease-to-own business, which means these businesses have different risk profiles; (vii) our efforts to modernize and enhance certain enterprise-wide information management systems and technologies adversely impacting our businesses and operations; (viii) the inability of our businesses to successfully operate in highly and increasingly competitive industries materially and adversely affecting several aspects of our performance; (ix) our business, results of operations, financial condition, and prospects being materially and adversely affected due to our businesses failing to maintain a consistently high level of consumer satisfaction and trust in its brands; (x) our businesses being subject to extensive federal, state and local laws and regulations, including certain laws and regulations unique to the industries in which our businesses operate, that may subject them to government investigations and significant monetary penalties, remediation expenses and compliance-related burdens that may result in them changing the manner in which they operate, which may be materially adverse to several aspects of our performance; (xi) our performance being materially and adversely affected due to the transactions offered to consumers by our businesses being negatively characterized by federal, state and local government officials, consumer advocacy groups and the media; (xii) our inability to protect confidential, proprietary, or sensitive information, including the confidential information of our customers, being adversely affected by cyber-attacks or similar disruptions, which may result in significant costs, litigation and reputational damage or otherwise have a material adverse impact on several aspects of our performance; (xiii) any significant disruption in our vendors' information technology systems, or disruptions in the information our businesses rely on in their lease and loan decisioning, materially and adversely affecting several aspects of our performance; (xiv) our capital allocation strategy and financial policies; and (xv) the other risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 18, 2026. Statements, estimates and projections in this press release that are "forward-looking" include without limitation statements, estimates and projections about: (i) improving performance trends in our Progressive Leasing business; (ii) continued growth of our Four business; (iii) our ability to improve customer acquisition efficiency and lifetime value; (iv) our ability to deliver sustainable, profitable growth and long-term shareholder value going forward; (v) our revised full year 2026 outlook and the guidance we provide for the second quarter of 2026; and (vi) our three-year CAGR targets for GMV, Revenue, Adjusted EBITDA and non-GAAP Earnings Per Share. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John A. Baugh, CFA
Vice President, Investor Relations
john.baugh@progholdings.com

PROG Holdings, Inc.
Consolidated Statement of Earnings
(In thousands, except per share data)

	(Unaudited) Three months ended
	March 31,
	2026	2025
Revenues
Lease revenues and fees	$596,864	$651,557
Product and service revenues	106,406	—
Other revenue	39,404	16,871
	742,674	668,428
Costs and expenses
Depreciation of lease merchandise	409,010	460,443
Cost of product sales	62,506	—
Provision for lease merchandise write-offs	43,651	48,018
Operating expenses	150,200	98,124
Provision for credit losses	24,167	5,501
	689,534	612,086
Gain on sale of lease receivables	6,457	—
Gain on change in fair value of receivables	5,712	—
Operating profit	65,309	56,342
Interest expense	(18,389)	(9,963)
Interest income	643	873
Earnings from continuing operations before income tax expense	47,563	47,252
Income tax expense	11,345	12,662
Net earnings from continuing operations	36,218	34,590
(Loss) earnings from discontinued operations, net of tax	(164)	128
Net earnings	$36,054	$34,718
Basic earnings per share
Continuing operations	$0.91	$0.85
Discontinued operations	—	—
Total basic earnings per share	$0.91	$0.85
Diluted earnings per share
Continuing operations	$0.89	$0.83
Discontinued operations	—	—
Total diluted earnings per share	$0.89	$0.83

Cash dividend declared per share
Common Stock	$0.14	$0.13
Weighted average shares outstanding
Basic	39,898	40,841
Diluted	40,810	41,851

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$69,386	$308,774
Restricted cash	10,116	—
Receivables (net of allowances and unearned interest income of $80,638 in 2026 and $68,806 in 2025; includes $203,043 recorded at fair value in 2026)[1]	387,586	74,228
Other receivables (net of allowances and unearned interest income of $3,344 in 2026 and $0 in 2025; includes $20,891 recorded at fair value in 2026)[1]	34,588	—
Lease merchandise (net of accumulated depreciation and allowances of $412,002 in 2026 and $407,104 in 2025)	531,292	609,009
Loans receivable (net of allowances and unamortized fees of $18,055 in 2026 and $18,246 in 2025)	71,000	90,648
Property and equipment, net	21,817	19,526
Goodwill and other intangibles, net	771,676	353,835
Income tax receivable	26,601	47,894
Deferred income tax assets	19,311	19,561
Prepaid expenses and other assets	86,649	73,383
Assets of discontinued operations	12,490	13,550
Total assets	$2,042,512	$1,610,408
Liabilities and shareholders' equity
Accounts payable and accrued expenses	$136,967	$96,471
Debt, net[1]	936,122	594,861
Deferred income tax liabilities	147,922	121,152
Other liabilities	43,759	44,676
Liabilities of discontinued operations	3,387	6,831
Total liabilities	1,268,157	863,991
Shareholders' equity
Common stock, par value $0.50 per share: authorized: 225,000,000 shares at March 31, 2026 and December 31, 2025; shares issued: 82,078,654 at March 31, 2026 and December 31, 2025	41,039	41,039
Additional paid-in capital	348,486	363,583
Retained earnings	1,624,879	1,594,685
	2,014,404	1,999,307
Less: treasury shares at cost
Common Stock: 42,014,857 shares at March 31, 2026 and 42,502,844 at December 31, 2025	(1,240,049)	(1,252,890)
Total shareholders' equity	774,355	746,417
Total liabilities and shareholders' equity	$2,042,512	$1,610,408
1 As of March 31, 2026, receivables included $375.1 million of contractual amounts outstanding of consolidated VIEs that can only be used to settle their obligations, and debt included $293.7 million of liabilities of consolidated VIEs for which creditors have no recourse to the Company.

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Three months ended March 31,
	2026	2025
Operating activities	(in thousands)
Net earnings	$36,054	$34,718
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation of lease merchandise	409,010	460,443
Other depreciation and amortization	14,150	6,122
Provisions for accounts receivable and credit losses	100,150	98,958
Stock-based compensation	7,642	7,902
Gain on change in fair value of receivables	(5,712)	—
Deferred income taxes	7,756	(9,928)
Gain on sale of receivables	(7,030)	—
Non-cash lease expense	(732)	(1,025)
Other changes, net	964	(15)
Changes in operating assets and liabilities:
Additions to lease merchandise	(389,976)	(385,254)
Book value of lease merchandise sold or disposed	58,682	49,654
Accounts receivable	(32,901)	(70,947)
Prepaid expenses and other assets	(802)	5,533
Income tax receivable and payable	21,269	22,200
Accounts payable and accrued expenses	(44,499)	(3,761)
Customer deposits and advance payments	(2,326)	(4,671)
Cash provided by operating activities	171,699	209,929
Investing activities
Investments in loans receivable	(284,863)	(165,883)
Proceeds from loans receivable	293,997	163,753
Funding of other receivables	(19,419)	—
Collections from other receivables	18,821	—
Purchases of property and equipment	(3,149)	(1,962)
Proceeds from sale of property and equipment	584	—
Acquisition of business, net of cash acquired	(391,845)	—
Cash used in investing activities	(385,874)	(4,092)
Financing activities
Proceeds from debt	546,178	—
Repayments on debt	(541,108)	(50,000)
Dividends paid	(5,609)	(5,265)
Acquisition of treasury stock	—	(26,119)
Issuance of stock under stock option and employee purchase plans	187	325
Cash paid for shares withheld for employee taxes	(10,117)	(7,048)
Debt issuance costs	(4,628)	(84)
Cash used in financing activities	(15,097)	(88,191)
(Decrease) increase in cash, cash equivalents and restricted cash	(229,272)	117,646
Cash, cash equivalents and restricted cash at beginning of period	308,774	95,655
Cash, cash equivalents and restricted cash at end of period	$79,502	$213,301
Net cash (received) paid during the period:
Interest	$8,722	$509
Income taxes	$(17,687)	$300

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three months ended
	March 31, 2026
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Lease revenues and fees	$596,864	$—	$—	$—	$596,864
Product and service revenues	—	106,406	—	—	106,406
Other revenues	—	729	34,967	3,708	39,404
Total revenues	$596,864	$107,135	$34,967	$3,708	$742,674

	(Unaudited)
	Three months ended
	March 31, 2025
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Lease revenues and fees	$651,557	$—	$—	$—	$651,557
Product and service revenues	—	—	—	—	—
Other revenues	—	—	14,429	2,442	16,871
Total revenues	$651,557	$—	$14,429	$2,442	$668,428

PROG Holdings, Inc.
Quarterly Gross Merchandise Volume by Segment
(In thousands)

	(Unaudited)
	Three months ended March 31,		Change
	2026	2025	$	%
Progressive Leasing	$392,970	$401,962	$(8,992)	(2.2)%
Purchasing Power	132,678	—	132,678	nmf
Four	279,990	119,863	160,127	133.6
Total GMV	$805,638	$521,825	$283,813	54.4%
nmf - Calculation is not meaningful

	(Unaudited)
	Purchasing Power
	Pre-Acquisition Gross Merchandise Volume
	Three months ended				Twelve months ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
Gross merchandise volume	$120,287	$137,890	$143,516	$247,641	$649,334

Use of Non-GAAP Financial Information:
Non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP diluted earnings per share from continuing operations for the full year 2026 and second quarter 2026 outlook excludes intangible amortization expense, restructuring expenses, transaction-related costs, gain on changes in fair value of receivables and also excludes Vive as its normal operations have been discontinued as a result of the sale of its credit card portfolio in October 2025. Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings per share from continuing operations for the three months ended March 31, 2026 exclude intangible amortization expense, transaction-related costs, restructuring costs, gain on changes in fair value of receivables, and costs related to the cybersecurity incident, net of insurance recoveries. Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations per share for the three months ended March 31, 2025 exclude intangible amortization expense, restructuring expenses, and costs related to the cybersecurity incident, net of insurance recoveries. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and diluted earnings per share to non-GAAP net earnings and diluted earnings per share table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings from continuing operations before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the full year and second quarter 2026 outlook also excludes stock-based compensation expense, transaction-related costs for the acquisition of Purchasing Power, restructuring charges, gain on changes in fair value of receivables, and the operations of Vive. Adjusted EBITDA for the full year and second quarter 2026 includes estimated interest expense on Purchasing Power's asset-backed secured borrowings. Adjusted EBITDA for the three months ended March 31, 2026 also excludes stock-based compensation expense, costs related to the cybersecurity incident, net of insurance recoveries, restructuring costs, gain on changes in fair value of receivables, and transaction-related costs for the acquisition of Purchasing Power. Adjusted EBITDA for the three months ended March 31, 2025 also excludes stock-based compensation expense and costs related to the cybersecurity incident, net of insurance recoveries. The amounts for these pre-tax non-GAAP adjustments can be found in the segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.

Non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. We believe interest expense on Purchasing Power's asset-backed secured borrowings represents a direct operating cost required to generate revenue; therefore, the Company is including this interest expense when calculating consolidated and Purchasing Power's adjusted EBITDA. This measure may be useful to an investor in evaluating the underlying operating performance of our business.
Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Diluted Earnings Per Share to
Non-GAAP Net Earnings and Diluted Earnings Per Share
(In thousands, except per share amounts)

	(Unaudited)
	Three months ended
	March 31,
	2026	2025
Net earnings from continuing operations	$36,218	$34,590
Add: Intangible amortization expense	11,812	4,001
Add: Restructuring expense	3,872	—
Add: Costs related to the cybersecurity incident, net of insurance recoveries	9	(18)
Add: Transaction-related costs	9,691	—
Less: Gain on changes in fair value of receivables	(5,712)	—
Less: Tax impact of adjustments(1)	(5,115)	(1,036)
Non-GAAP net earnings from continuing operations	$50,775	$37,537
Diluted earnings per share from continuing operations	0.89	0.83
Add: Intangible amortization expense	0.29	0.10
Add: Restructuring expense	0.09	—
Add: Costs related to the cybersecurity incident, net of insurance recoveries	—	—
Add: Transaction-related costs	0.24	—
Less: Gain on changes in fair value of receivables	(0.14)	—
Less: Tax impact of adjustments(1)	(0.13)	(0.02)
Non-GAAP diluted earnings per share from continuing operations(2)	$1.24	$0.90
Diluted weighted average shares outstanding	40,810	41,851
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment Adjusted EBITDA
(In thousands)

	(Unaudited)
	Three months ended
	March 31, 2026
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Net earnings from continuing operations					$36,218
Income tax expense(1)					11,345
Earnings (loss) from continuing operations before income tax expense	$51,960	$(7,500)	$11,390	$(8,287)	47,563
Interest expense, net	11,603	423	1,073	3	13,102
Depreciation	1,540	273	24	501	2,338
Amortization	3,771	7,812	229	—	11,812
EBITDA from continuing operations	68,874	1,008	12,716	(7,783)	74,815
Stock-based compensation	7,287	414	189	(278)	7,612
Transaction-related costs	—	1,781	—	7,910	9,691
Restructuring expense	526	3,343	—	3	3,872
Gain on changes in fair value of receivables	—	(5,712)	—	—	(5,712)
Costs related to the cybersecurity incident, net of insurance recoveries	9	—	—	—	9
Adjusted EBITDA from continuing operations	$76,696	$834	$12,905	$(148)	$90,287
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Three months ended
	March 31, 2025
	Progressive Leasing	Four	Other	Consolidated total
Net earnings from continuing operations				$34,590
Income tax expense(1)				12,662
Earnings (loss) from continuing operations before income tax expense	$48,625	$1,970	$(3,343)	47,252
Interest expense, net	7,163	1,233	694	9,090
Depreciation	1,357	162	455	1,974
Amortization	3,771	230	—	4,001
EBITDA from continuing operations	60,916	3,595	(2,194)	62,317
Stock-based compensation	6,307	692	591	7,590
Costs related to the cybersecurity incident, net of insurance recoveries	(18)	—	—	(18)
Adjusted EBITDA from continuing operations	$67,205	$4,287	$(1,603)	$69,889
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Revised Full Year 2026 Outlook for Adjusted EBITDA
(In thousands)

	Fiscal year 2026 ranges
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Estimated net earnings from continuing operations					$150,500 - $166,000
Income tax expense(1)					57,000 - 63,000
Projected earnings (loss) from continuing operations before income tax expense	$191,000 - $198,500	$14,500 - $22,000	$16,500 - $20,500	$(14,500) - $(12,000)	207,500 - 229,000
Interest expense, net	38,000	1,500 - 2,000	5,500	1,500 - 2,000	46,500 - 47,500
Depreciation	6,500 - 7,500	5,500 - 6,000	500	3,000	15,500 - 17,000
Amortization	4,000	32,000	1,000	—	37,000
Projected EBITDA from continuing operations	239,500 - 248,000	53,500 - 62,000	23,500 - 27,500	(10,000) - (7,000)	306,500 - 330,500
Stock-based compensation	29,500 - 30,500	2,000 - 3,000	1,500	500	33,500 - 35,500
Restructuring/ regulatory insurance recoveries/ cyber/ change in fair value of receivables/ acquisition-related transaction-costs	500 - 1,000	(5,500) - (5,000)	—	8,000	3,000 - 4,000
Projected adjusted EBITDA from continuing operations	$269,500 - $279,500	$50,000 - $60,000	$25,000 - $29,000	$(1,500) - $1,500	$343,000 - $370,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Previous Full Year 2026 Outlook for Adjusted EBITDA
(In thousands)

	Fiscal year 2026 ranges
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Estimated net earnings from continuing operations					$132,000 - $155,000
Income tax expense(1)					56,000 - 59,000
Projected earnings (loss) from continuing operations before income tax expense	$182,000 - $193,000	$13,000 - $22,000	$7,500 - $11,000	$(14,500) - $(12,000)	188,000 - 214,000
Interest expense, net	36,000 - 35,000	1,000	8,000 - 9,000	1,500 - 2,000	46,500 - 47,000
Depreciation	5,000 - 6,000	9,000	—	2,500	16,500 - 17,500
Amortization	4,000	18,000 - 19,000	1,000	—	23,000 - 24,000
Projected EBITDA from continuing operations	227,000 - 238,000	41,000 - 51,000	16,500 - 21,000	(10,500) - (7,500)	274,000 - 302,500
Stock-based compensation	27,000 - 28,000	1,000	1,000 - 1,500	—	29,000 - 30,500
Restructuring/ regulatory insurance recoveries/ cyber/ transaction-related costs	—	8,000	—	9,000	17,000
Projected adjusted EBITDA from continuing operations	$254,000 - $266,000	$50,000 - $60,000	$17,500 - $22,500	$(1,500) - $1,500	$320,000 - $350,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of the Three Months Ended June 30, 2026 Outlook for Adjusted EBITDA
(In thousands)

Three months ended June 30, 2026
Consolidated total
Estimated net earnings from continuing operations	$29,000 - $38,000
Income tax expense(1)	14,000
Projected earnings from continuing operations before income tax expense	43,000 - 52,000
Interest expense, net	10,500
Depreciation	4,000 - 5,000
Amortization	8,500
Projected EBITDA from continuing operations	66,000 - 76,000
Stock-based compensation	9,000
Restructuring/ regulatory insurance recoveries/ cyber/ change in fair value of receivables	(3,000)
Projected adjusted EBITDA from continuing operations	$72,000 - $82,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Reconciliation of Revised Full Year 2026 Outlook for Diluted Earnings Per Share
to Non-GAAP Diluted Earnings Per Share

	Full year 2026
	Low	High
Projected diluted earnings per share from continuing operations	$3.68	$4.06
Add: Projected intangible amortization expense	0.90	0.90
Add: Restructuring/ regulatory insurance recoveries/ cyber/ change in fair value of receivables	0.07	0.10
Subtract: Tax effect on non-GAAP adjustments(1)	(0.25)	(0.26)
Projected non-GAAP diluted earnings per share from continuing operations(2)	$4.40	$4.80
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of Previous Full Year 2026 Outlook for Diluted Earnings Per Share
to Non-GAAP Diluted Earnings Per Share

	Full year 2026
	Low	High
Projected diluted earnings per share from continuing operations	$3.34	$3.79
Add: Projected intangible amortization expense	0.58	0.59
Add: Restructuring/ regulatory insurance recoveries/ cyber/ transaction-related costs	0.29	0.29
Subtract: Tax effect on non-GAAP adjustments(1)	(0.22)	(0.22)
Projected non-GAAP diluted earnings per share from continuing operations(2)	$4.00	$4.45
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of the Three Months Ended June 30, 2026 Outlook for Diluted
Earnings Per Share to Non-GAAP Diluted Earnings Per Share

	Three months ended June 30, 2026
	Low	High
Projected diluted earnings per share from continuing operations	$0.74	$0.93
Add: Projected intangible amortization expense	0.22	0.22
Add: Restructuring/ regulatory insurance recoveries/ cyber/ change in fair value of receivables	(0.07)	(0.07)
Subtract: Tax effect on non-GAAP adjustments(1)	(0.04)	(0.04)
Projected non-GAAP diluted earnings per share from continuing operations(2)	$0.85	$1.05
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.